Exhibit 99.1

March 7, 2024

Alberta Securities Commission
British Columbia Securities Commission
Ontario Securities Commission

RE: Xenon Pharmaceuticals Inc.

Pursuant to a request from the above-mentioned reporting issuer, we wish to advise you of the following information in connection with its Annual Meeting of Shareholders:

Date of meeting:	June 4, 2024
Record date for notice:	April 5, 2024
Record date for voting:	April 5, 2024
Beneficial ownership determination date:	April 5, 2024
Securities entitled to notice:	Common Shares
Securities entitled to vote:	Common Shares
Issuer mailing directly to non-objecting beneficial owners:	No
Issuer will pay for objecting beneficial owner material distribution:	Yes
Issuer using notice-and-access for registered investors:	No
Issuer using notice-and-access for non-registered investors:	No
Notice-and-access stratification criteria:	N/A

Thank you,

/s/ Tamara Cajuste

Tamara Cajuste

Senior Relationship Manager

Equiniti Trust Company, LLC.

Tel: 347-939-9659

Email: Tamara.Cajuste@equiniti.com